Exhibit 99.1

Nine Energy Service Announces Third Quarter 2020 Results

•	As of September 30, 2020, cash and cash equivalents of $80.3 million

•	During and subsequent to Q3, purchased additional bonds with a face value of $23.6 million for a total purchase price of $7.2 million, leaving $346.7 million of senior notes outstanding

•	Revenue, net loss and adjusted EBITDAA of $49.5 million, $(18.5) million and $(11.1) million, respectively, for the third quarter of 2020

•	Third quarter basic loss per share of $(0.62)

HOUSTON, November 5, 2020 – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported third quarter 2020 revenues of $49.5 million, net loss of $(18.5) million and adjusted EBITDA of $(11.1) million. For the third quarter 2020, adjusted net lossB was $(33.8) million, or $(1.13) adjusted basic loss per shareC.

“The US market remained very challenged in Q3 with total US completions and new wells drilled down again quarter over quarter,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “That said, we believe that we have passed through the trough during the May-June timeframe and we saw sequential activity and revenue increases month over month throughout the course of Q3, but did not reach April revenue or activity levels. Although the percentage basis increases appear very robust, the absolute activity levels remain bleak with increases coming off a very low base. We do expect Q4 to be better sequentially than Q3 from an activity and revenue perspective. As activity returns, however many competitors are trying to buy market share, driving down prices and offsetting much of the revenue increases.”

“This quarter, our team capitalized on opportunities that better position the company from a financial and operational perspective. Once again, we saw an opportunity to purchase additional bonds on the open market at a significant discount, lowering our annual cash interest expense, while reducing our overall debt outstanding. During and subsequent to Q3, the Company repurchased $23.6 million par value of bonds for $7.2 million of cash. To date, Nine has repurchased approximately $53.3 million of bonds for $14.6 million leaving $346.7 million of bonds outstanding and an undrawn ABL. We have been very purposeful in balancing near and medium-term liquidity needs with the refinancing of our debt and our top priority continues to be the preservation of cash. On the operational side, we organically expanded cementing into the Haynesville, adding size and scale to the cementing service line without increasing our 2020 capex guidance of $10-$15 million.”

“On the technology side, I remain extremely happy with the performance of our dissolvable plugs and the customers’ appetite for a dissolvable option. We are currently running trials with some of the largest acreage holders with over 80% of the tools deployed run by public operators across multiple basins. We also continue to penetrate the cold temperature markets, running approximately 35% of the low-temp Stinger products in the Permian and approximately 46% in the Northeast. We are confident once we see a real recovery in activity, the dissolvable tools will begin generating growth.”

“Our operational team once again demonstrated their ability to gain market share, growing our percentage of stages completed from approximately 16% in Q3 of 2019 to approximately 22% in Q3 of 2020. I am confident we can continue to differentiate through our service execution and technology and be well positioned as activity increases.”

Operating Results

During the third quarter of 2020, the Company reported revenues of $49.5 million with adjusted gross lossD of $(3.0) million. During the third quarter, the Company generated ROICE of (29)%.

During the third quarter of 2020, the Company reported selling, general and administrative (“SG&A”) expense of $10.7 million, compared to $11.3 million for the second quarter of 2020. Depreciation and amortization expense (“D&A”) in the third quarter of 2020 was $11.9 million, compared to $12.6 million for the second quarter of 2020.

The Company’s tax benefit for the three and nine months ended September 30, 2020 was less than $0.1 million and $2.3 million, respectively. The Company’s year-to-date tax benefit was primarily a result of the discrete tax benefit recorded in the first quarter of 2020 related to the Coronavirus Aid, Relief, and Economic Security Act as well as the release of valuation allowance due to the goodwill impairment which was also recorded in the first quarter of 2020.

Liquidity and Capital Expenditures

During the third quarter of 2020, the Company reported net cash provided by operating activities of $2.3 million, compared to $1.6 million for the second quarter of 2020. Capital expenditures totaled $2.2 million during the third quarter of 2020.

As of September 30, 2020, Nine’s cash and cash equivalents were $80.3 million, and the Company had $39.5 million of availability under the revolving credit facility, which remains undrawn, resulting in a total liquidity position of $119.8 million as of September 30, 2020. Availability under the revolving credit facility decreased as compared to June 30, 2020 due to a reduction in accounts receivable and inventory balances.

During the third quarter, the Company repurchased approximately $23.1 million of the senior notes for a repurchase price of approximately $7.0 million in cash. As a result, the Company recorded a $15.8 million gain on extinguishment of debt with no cash tax obligation. Subsequent to September 30, 2020, the Company repurchased an additional $0.5 million of the senior notes for a repurchase price of approximately $0.2 million in cash. To date, the Company has repurchased approximately $53.3 million of the senior notes for a repurchase price of approximately $14.6 million in cash, leaving $346.7 million of bonds outstanding.

ABCDESee end of press release for definitions

Conference Call Information

The call is scheduled for Thursday, November 5, 2020 at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through November 19, 2020 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13707026.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and gas; the current significant surplus in the supply of oil and the ability of the OPEC+ countries to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; the Company’s ability to implement and commercialize new technologies, services and tools;

the Company’s ability to grow its completion tool business; the Company’s ability to reduce capital expenditures; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; the Company’s ability to successfully integrate recently acquired assets and operations and realize anticipated revenues, cost savings or other benefits thereof; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020

Revenues	$49,521	$52,735
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	52,483	56,703
General and administrative expenses	10,701	11,284
Depreciation	7,763	8,449
Amortization of intangibles	4,091	4,116
Loss on revaluation of contingent liabilities	297	910
Gain on sale of property and equipment	(535)	(1,790)

Loss from operations	(25,279)	(26,937)

Interest expense	9,130	9,186
Interest income	(43)	(179)
Gain on extinguishment of debt	(15,798)	(11,587)
Other income	(29)	—

Loss before income taxes	(18,539)	(24,357)
Benefit for income taxes	(37)	(186)

Net loss	$(18,502)	$(24,171)
Loss per share
Basic	$(0.62)	$(0.81)
Diluted	$(0.62)	$(0.81)
Weighted average shares outstanding
Basic	29,849,753	29,844,240
Diluted	29,849,753	29,844,240
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$132	$207

Total other comprehensive income, net of tax	132	207

Total comprehensive loss	$(18,370)	$(23,964)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	September 30, 2020	June 30, 2020

Assets
Current assets
Cash and cash equivalents	$80,338	$88,678
Accounts receivable, net	34,805	39,376
Income taxes receivable	1,246	630
Inventories, net	52,683	59,333
Prepaid expenses and other current assets	19,526	19,291

Total current assets	188,598	207,308
Property and equipment, net	108,986	115,258
Intangible assets, net	136,615	140,706
Other long-term assets	4,260	5,587

Total assets	$438,459	$468,859

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,022	$11,114
Accrued expenses	23,236	16,056
Current portion of long-term debt	844	563
Current portion of capital lease obligations	1,067	1,043

Total current liabilities	35,169	28,776
Long-term liabilities
Long-term debt	343,036	365,632
Long-term capital lease obligations	1,391	1,667
Other long-term liabilities	5,264	2,834

Total liabilities	384,860	398,909

Stockholders’ equity
Common stock (120,000,000 shares authorized at $.01 par value; 31,570,926 and 31,652,635 shares issued and outstanding at September 30, 2020 and June 30, 2020, respectively)	316	317

Additional paid-in capital	766,402	764,382
Accumulated other comprehensive loss	(4,731)	(4,863)
Accumulated deficit	(708,388)	(689,886)

Total stockholders’ equity	53,599	69,950

Total liabilities and stockholders’ equity	$438,459	$468,859

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020

Cash flows from operating activities
Net loss	$(18,502)	$(24,171)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	7,763	8,449
Amortization of intangibles	4,091	4,116
Amortization of deferred financing costs	705	710
Provision for doubtful accounts	668	1,741
Provision for inventory obsolescence	1,407	241
Stock-based compensation expense	2,020	2,105
Gain on extinguishment of debt	(15,798)	(11,587)
Gain on sale of property and equipment	(535)	(1,790)
Loss on revaluation of contingent liabilities	297	910
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	3,921	51,585
Inventories, net	5,285	3,610
Prepaid expenses and other current assets	201	(4,067)
Accounts payable and accrued expenses	9,083	(32,943)
Income taxes receivable/payable	(616)	180
Other assets and liabilities	2,291	2,525

Net cash provided by operating activities	2,281	1,614

Cash flows from investing activities
Proceeds from sales of property and equipment	1,843	3,213
Proceeds from property and equipment casualty losses	—	127
Purchases of property and equipment	(4,161)	(2,107)

Net cash provided by (used in) investing activities	(2,318)	1,233

Cash flows from financing activities
Purchases of senior notes	(6,996)	(3,959)
Payments on capital leases	(252)	(246)
Payments of contingent liability	(1,125)	(108)
Vesting of restricted stock	(1)	(42)

Net cash used in financing activities	(8,374)	(4,355)

Impact of foreign currency exchange on cash	71	70

Net decrease in cash and cash equivalents	(8,340)	(1,438)
Cash and cash equivalents
Beginning of period	88,678	90,116

End of period	$80,338	$88,678

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020
Calculation of gross loss
Revenues	$49,521	$52,735
Cost of revenues (exclusive of depreciation and amortization shown separately below)	52,483	56,703
Depreciation (related to cost of revenues)	7,219	7,858
Amortization of intangibles	4,091	4,116

Gross loss	$(14,272)	$(15,942)

Adjusted gross loss reconciliation
Gross loss	$(14,272)	$(15,942)
Depreciation (related to cost of revenues)	7,219	7,858
Amortization of intangibles	4,091	4,116

Adjusted gross loss	$(2,962)	$(3,968)

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020
EBITDA reconciliation:
Net loss	$(18,502)	$(24,171)
Interest expense	9,130	9,186
Interest income	(43)	(179)
Depreciation	7,763	8,449
Amortization of intangibles	4,091	4,116
Benefit for income taxes	(37)	(186)

EBITDA	$2,402	$(2,785)
Loss on revaluation of contingent liabilities (1)	297	910
Gain on extinguishment of debt	(15,798)	(11,587)
Restructuring charges	459	2,094
Stock-based compensation expense	2,020	2,105
Gain on sale of property and equipment	(535)	(1,790)
Legal fees and settlements (2)	15	20

Adjusted EBITDA	$(11,140)	$(11,033)

(1)	Amounts relate to the revaluation of contingent liabilities associated with the Company’s 2018 acquisitions.
(2)	Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020
Net loss	$(18,502)	$(24,171)
Add back:
Interest expense	9,130	9,186
Interest income	(43)	(179)
Restructuring charges	459	2,094
Gain on extinguishment of debt	(15,798)	(11,587)

After-tax net operating loss	$(24,754)	$(24,657)

Total capital as of prior period-end:
Total stockholders’ equity	$69,950	$91,851
Total debt	372,584	386,171
Less cash and cash equivalents	(88,678)	(90,116)

Total capital as of prior period-end	$353,856	$387,906

Total capital as of period-end:
Total stockholders’ equity	$53,599	$69,950
Total debt	349,418	372,584
Less: cash and cash equivalents	(80,338)	(88,678)

Total capital as of period-end:	$322,679	$353,856

Average total capital	$338,268	$370,881

ROIC	-29%	-27%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020
Reconciliation of adjusted net loss:
Net loss	$(18,502)	$(24,171)
Add back:
Restructuring charges	459	2,094
Gain on extinguishment of debt (a)	(15,798)	(11,587)
Less: Tax benefit from add-backs	—	—

Adjusted net loss	$(33,841)	$(33,664)

Weighted average shares
Weighted average shares outstanding for basic and adjusted basic earnings (loss) per share	29,849,753	29,844,240
Loss per share:
Basic loss per share	$(0.62)	$(0.81)
Adjusted basic loss per share	$(1.13)	$(1.13)

(a)	Amounts primarily represent the difference between the repurchase price and the carrying amount of senior notes repurchased during the respective period.

A

Adjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

B

Adjusted Net Income (Loss) is defined as net income (loss) adjusted for (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) restructuring charges, (iv) loss or gain on the sale of subsidiaries, (v) gain on the extinguishment of debt and (vi) tax impact of such adjustments. Management believes Adjusted Net Income (Loss) is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

C

Adjusted Basic Earnings (Loss) Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings (loss) Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

D

Adjusted Gross Profit (Loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.

E

Return on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss or gain on the sale of subsidiaries, (vi) gain on extinguishment of debt, and (vii) the provision or benefit for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC is a meaningful measure because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested. Management uses ROIC to assist them in making capital resource allocation decisions and in evaluating business performance.